SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 2, 2014

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor of Tower B, Renji Plaza No. 101

Jingshun Road, Chaoyang District

Beijing, People’s Republic of China 100102

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On April 2, 2014, Tri-Tech Holding Inc. (the “Registrant”) received a letter (the “Nasdaq Letter”) from the Staff of The Nasdaq Stock Market (“Nasdaq”), notifying the Registrant that Nasdaq has determined that the Registrant’s failure to file its Form 10-K for the period ended December 31, 2013 serves as an additional basis to delist the ordinary shares of the Registrant from Nasdaq pursuant to the Nasdaq Listing Rule 5250(c)(1). Nasdaq Listing Rule 5250(c)(1) requires listed companies to “timely file all required periodic financial reports with the Commission through the EDGAR System or with the Other Regulatory Authority. […] All required reports must be filed with Nasdaq on or before the date they are required to be filed with the Commission or Other Regulatory Authority.” The Registrant plans to file its Form 10-K for the period ended December 31, 2013 within approximately one month, subject to resolution of outstanding matters.

The Nasdaq Letter noted that Nasdaq Hearings Panel would consider the matter in connection with their pending review of the Registrant’s continued listing on The Nasdaq Capital Market. There can be no assurance that the Registrant will be able to regain or maintain compliance with the requirements for continued listing under the Nasdaq Listing Rules. There can be no assurance that the Registrant will maintain its Nasdaq listing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release of the Registrant dated April 9, 2014.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRI-TECH HOLDING INC.

	By:	/s/ Phil Fan
	Name:	Phil Fan
	Its:	Chief Executive Officer
Dated: April 9, 2014